UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 11, 2009

ELIZABETH ARDEN, INC.

(Exact name of registrant as specified in its charter)

Florida	1-6370	59-0914138

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 S.W. 145 Avenue, Miramar, Florida	33027

(Address of principal executive offices	(Zip Code)

Registrant's telephone number, including area code:	(954) 364-6900

____________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

        On August 11, 2009, the Board of Directors of Elizabeth Arden, Inc. (the "Company") authorized the Company to enter into indemnification agreements with our directors and certain officers that provide for the indemnification of our directors and certain officers, to the fullest extent permitted by the Florida Business Corporation Act and our Amended and Restated Articles of Incorporation, against expenses incurred by such persons in connection with their service as (i) our director or officer, including in any capacity with respect to any of our employee benefit plans, or (ii) as a director, partner, trustee, officer, employee or agent of any subsidiary or affiliate at our request. In addition, the agreements provide for our obligation to advance expenses, under certain circumstances, and provide for additional procedural protections. The form of indemnification agreement is filed as Exhibit 10.1 to this Form 8-K.

SECTION 2 - FINANCIAL INFORMATION

Item 2.02 Results of Operations and Financial Condition.

        On August 13, 2009, the Company issued a press release (i) to announce its financial results for the fourth quarter and fiscal year ended June 30, 2009, and (ii) to provide net sales and earnings per diluted share guidance for the first quarter of and the full fiscal year ending June 30, 2010, and cash flow guidance for the full fiscal year ending June 30, 2010.

        A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

SECTION 5 -- CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

          On August 11, 2009, the Board of Directors of the Company adopted and approved, effective immediately, Amended and Restated Bylaws of the Company (the "Amended and Restated Bylaws"). The Amended and Restated Bylaws generally amend Article II, Sections 2, 12 and 13 and Article III, Section 17 in an effort to update and enhance the procedures for shareholders to propose business or director nominations to be considered at annual or special meetings, to call special meetings and to act by written consent by, among other things, requiring notice and background information from shareholders who are seeking to nominate directors, present proposals for shareholder vote or act by written consent. The amendments revise the bylaws to --

*	provide a more precise method for determining the date by which shareholder proposals and director nominations must be submitted under the Amended and Restated Bylaws;

*

expand the disclosure required by shareholders making proposals or director nominations, requesting special meetings or soliciting written consents to include, among other things, the holdings of "synthetic equity," derivatives or short positions in the Company, information on material interests, arrangements and relationships that could influence proposals or nominations and other information typically required in a proxy statement;

*

require that the shareholder disclosures be updated and supplemented so as to be accurate as of the record date of the meeting and as of ten business days prior to the meeting or five business days prior to the date any written consent solicitation is commenced; and

*

enhance the procedures for shareholders to call special meetings and act by written consent, including, among other things, by establishing a record date to call a special meeting or act by written consent.

         The foregoing description of the Amended and Restated Bylaws is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which is attached as Exhibit 3.1 hereto and incorporated herein by reference.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

3.1	Amended and Restated Bylaws.

10.1	Form of Indemnification Agreement for Directors and Officers of Elizabeth Arden, Inc.

99.1	Press release of Elizabeth Arden, Inc., dated August 13, 2009.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELIZABETH ARDEN, INC.

Date: August 13, 2009	/s/ Stephen J. Smith

Stephen J. Smith Executive Vice President and Chief Financial Officer